Exhibit 99.1

Pediatrix Announces $6 Million Pre-Tax Charge for National Medicaid
Investigation

     FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--April 8, 2005--Pediatrix Medical Group, Inc. (NYSE:PDX), the nation's largest provider of newborn and maternal-fetal physician services today announced that its results for the three months ended March 31, 2005 would include a pre-tax charge of $6 million resulting from an increase in reserves for liabilities that represent the Company's estimate of the minimum probable losses in connection with its previously announced pending national Medicaid and TRICARE investigation. The Company increased its reserves based on a settlement offer that it made to representatives of the government yesterday.
     The Company reaffirmed its expectation that its earnings for 2005 would be in the range of its previously issued guidance, less the after tax impact of this charge and any future charge related to this matter.
     As settlement discussions continue, the Company may record additional adjustments to its reserves. The Company will not update or revise its 2005 earnings guidance for any future adjustment to its reserves relating to the national Medicaid and TRICARE investigation. The Company will report future adjustments, if any, in its earnings release covering the period to which the adjustment relates.
     There can be no assurance that the Company's existing offer or any future offer will result in a settlement of the investigation or that eventual losses related to this matter will not materially exceed the Company's current reserves.

     About Pediatrix

     Pediatrix was founded in 1979. Pediatrix physicians and advanced nurse practitioners are reshaping the delivery of maternal-fetal and newborn care, identifying best demonstrated processes and participating in clinical research to enhance patient outcomes and provide high-quality, cost-effective care. Its neonatal physicians provide services at more than 220 NICUs, and through Obstetrix, its perinatal physicians provide services in many markets where Pediatrix's neonatal physicians practice. Combined, Pediatrix and its affiliated professional corporations employ more than 775 physicians in 31 states and Puerto Rico. Pediatrix is also the nation's largest provider of newborn hearing screens and newborn metabolic screening. Additional information is available at http://www.pediatrix.com.

     Certain statements and information in this press release may be deemed to be "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as "believe", "hope", "may", "anticipate", "should", "intend", "plan", "will", "expect", "estimate", "project", "positioned", "strategy" and similar expressions, and are based on assumptions and assessments made by Pediatrix's management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements in this press release are made as of the date hereof, and Pediatrix undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in Pediatrix's most recent Annual Report on Form 10-K, including the section entitled "Risk Factors".


     CONTACT: Pediatrix Medical Group, Inc., Fort Lauderdale
              Bob Kneeley, 954-384-0175, x-5300
              bob_kneeley@pediatrix.com